Exhibit 10.20

AGREEMENT

THIS AGREEMENT is executed on November 29, 2022, to confirm and document certain actions completed and agreements made by and among: (i) JP Outfitters, LLC, a Delaware limited liability company (“JPO”), (ii) Sterling Apparel Limited, a Hong Kong limited company (“Sterling”). and (iii) Santai Global Asset Management, Ltd. fka Santai Biotechnology Research Institute Company Limited, a Hong Kong limited company (“Santai”). JPO, Sterling, and Santai referred to herein individually as a “Party” and collectively as the “Parties”.

BACKGROUND

A. JPO and Santai entered into a Capital Contribution Acknowledgement and Consent dated September 14th, 2022 (“CCAC”).

B. The CCAC described certain actions taken with respect to amounts owed to Sterling by JPO and payments by Santai to Sterling which affect the capital of Santai in JPO. The CCAC is hereby incorporated herein by reference.

In light of the Background described above, the Parties hereby acknowledge and consent to the following:

1. Sterling has sold and supplied apparel and other items to JPO.

2. JPO had a trade payable to Sterling in the amount of about $10 million as of October 31, 2022

3. After taking into consideration the effect of the CCAC, Santai has agreed to acquire from Sterling the trade payable due to Sterling by JPO in the amount of US$5,500,000, reducing the debt due to Sterling by JPO in a like amount and increasing a debt due Sterling by Santai in a like amount.

4. Santai now agrees to convert the receivable of $5,500,000 from JPO it just acquired from Sterling into capital contribution to JPO. Hereafter, JPO will convert $5,500,000 of its debt into equity, and Santai will record a payable to Sterling of $5,500,000.

5. From time to time after hereafter, Santai may agree to pay additional amounts to Sterling or acquire debts payable to Sterling on behalf of JPO.

6. Sterling and JPO have agreed to determine a repayment schedule for JPO to pay off the balance of its accounts payable due to Sterling.

Signature Page to Acknowledgement and Consent

JP OUTFITTERS, LC

By:	/s/ Arnold Cohen
Name:	Arnold Cohen
Title:	Managing director

STERLING APPAREL LIMITED

By:	/s/ Wong Mei Wai Alice
Name:	Wong Mei Wai Alice
Title:	Executive Director and Chief Executive officer

SANTAI GLOBAL ASSET MANAGEMENT. LTD FKA SANTAI BIOTECHNOLOGY RESEARCH INSTITUTE COMPANY LIMITED

By:	/s/ Choi Siu Wai William
Name:	Choi Siu Wai William
Title:	Director